EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 1998 relating to the financial statements, which appears in ONTRACK Data International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
July 26, 2000